As filed with the Securities and Exchange Commission on August 10, 2009
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIGNA Corporation

(Exact name of registrant as specified in its charter)

Delaware	06-1059331
(State or other jurisdiction of incorporation or	(I.R.S. Employer
organization)	Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA 19192
(215) 761-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Carol Ann Petren
Executive Vice President and General Counsel
CIGNA Corporation
Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA 19192
(215) 761-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:

Ethan T. James
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]  ________

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [X]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]	Accelerated filer [_]
Non-accelerated filer [_] (Do not check if a smaller reporting company)	Smaller reporting company [_]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities
Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units that may include any of the above securities or securities of other entities

(1)  An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units.  In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, which will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

CIGNA Corporation

Debt Securities (Senior, Subordinated, Junior Subordinated)
Common Stock
Preferred Stock
Warrants
Purchase Contracts
Units

CIGNA Corporation may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we may determine at the time of the offering. We will provide the specific terms of the securities in supplements to this prospectus.  The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities.  You should read this prospectus and any related prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CI”.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 10, 2009.

You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

 Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “CIGNA,” “we,” “our” and “us” refer to CIGNA Corporation and its consolidated subsidiaries, and the term the “Company” refers to CIGNA Corporation, not including its consolidated subsidiaries.  Unless the context otherwise  requires, “including” means including without limitation.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process.  Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement.  The prospectus supplement and any applicable pricing supplement will describe the specific amounts, prices and other material terms of the securities being offered at that time.  The prospectus supplement and any applicable pricing supplement may also add, update or change the information in this prospectus. You should read this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the information contained in the documents referred to under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you.  Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

SPECIAL NOTE ON FORWARD-LOOKING
STATEMENTS AND RISK FACTORS

We have made forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus. Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties. These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning, possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends, and in particular, CIGNA's productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA's results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should” or similar expressions.

You should not place undue reliance on these forward-looking statements.  CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in the Company’s health care operations, including increased use and costs of medical services;

2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on the Company’s employee benefits businesses;

3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the ongoing operations of the businesses, including those related to: (i) offering products that meet emerging market needs, (ii) strengthening underwriting and pricing effectiveness, (iii) strengthening medical cost and medical membership results, (iv) delivering quality member and provider service using effective technology solutions, (v) lowering administrative costs, and (vi) transitioning to an integrated operating company model, including operating efficiencies related to the transition;

4.
risks associated with pending and potential state and federal class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging the Company’s businesses, government investigations and proceedings, and tax audits and related litigation;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in the Company’s businesses, primarily the health care business;

6.
risks associated with the Company’s mail order pharmacy business which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates and deterioration in the loan to value ratios of commercial real estate investments for a sustained period of time;

8.
downgrades in the financial strength ratings of the Company’s insurance subsidiaries, which could, among other things, adversely affect new sales, retention of current business, as well as the downgrade in the financial strength ratings of reinsurers which could result in increased statutory reserve or capital requirements;

9.
limitations on the ability of the Company’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the program adopted by the Company to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating the Company’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and amounts collectible from reinsurers) used in estimating the Company’s assets and liabilities for reinsurance contracts covering guaranteed minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased expenses for guaranteed minimum income benefit contracts, guaranteed minimum death benefit contracts and the Company’s pension plans in future periods as well as the recognition of additional pension obligations;

14.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the Company’s operations,  investments, liquidity and access to capital markets;

16.
significant deterioration in economic conditions and significant market volatility, which could have an adverse effect on the businesses of our customers (including the amount and type of healthcare services provided to their workforce, loss in workforce and our customers' ability to pay receivables) and our vendors (including their ability to provide services);

17.
changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for the Company’s health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and certain insurance products such as corporate-owned life insurance;

18.
potential public health epidemics and bio-terrorist activity, which could, among other things, cause the Company’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

19.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;

20.
challenges and risks associated with the successful management of the Company’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services;

21.
the ability to successfully integrate and operate the businesses acquired from Great-West by, among other things, renewing insurance and administrative services contracts on competitive terms, retaining and growing membership, realizing revenue, expense and other synergies, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel; and

22.
the ability of the Company to execute its growth plans by successfully managing Great-West Healthcare’s outsourcing projects and leveraging the Company's capabilities and those of the business acquired from Great-West to further enhance the combined organization’s network access position, underwriting effectiveness, delivery of quality member and provider service, and increased penetration of its membership base with differentiated product offerings.

This list of important factors is not intended to be exhaustive.  Other sections of CIGNA’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, our Form 10-Q for the quarter ended June 30, 2009 and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements.  CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy all or any portion of this information at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549 after payment of fees prescribed by the SEC.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like CIGNA, who file electronically with the SEC. The address of that site is www.sec.gov.

Our Internet website address is www.cigna.com.  This reference to our website is intended to be an inactive textual reference only. Our website and the information contained therein or connected thereto are not incorporated by reference into this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement.  Whenever a reference is made in this prospectus to any contract or other document of CIGNA, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is contained directly in this prospectus or any prospectus supplement. This prospectus incorporates by reference the documents set forth below that CIGNA has previously filed with the SEC and that are not delivered with this prospectus. These documents contain important information about CIGNA and its financial condition.

CIGNA SEC Filings (File No. 1-8323)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2008
Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2009 and June 30, 2009
Current Reports on Form 8-K	Filed on January 5, 2009, May 12, 2009, May 26, 2009, June 24, 2009 and July 6, 2009

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K) between the date of this prospectus and the termination of the offering of securities under this prospectus shall also be deemed to be incorporated herein by reference. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

CIGNA Corporation
Two Liberty Place, 1601 Chestnut Street
Philadelphia, PA 19192
Attention: Investor Relations
(215) 761-1000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

CIGNA CORPORATION

CIGNA Corporation had consolidated shareholders’ equity of $3.6 billion and assets of $41.4 billion as of December 31, 2008, and revenues of $19.1 billion for the year then ended.  CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned health service organizations in the United States.  Our subsidiaries are major providers of health care and related benefits, the majority of which are offered through the workplace, including health care products and services; group disability, life and accident insurance; and workers’ compensation case management and related services.  The Company also has certain inactive businesses, including a run-off reinsurance operation.  CIGNA’s major insurance subsidiary, Connecticut General Life Insurance Company (“CG Life”), traces its origins to 1865.  CIGNA Corporation was incorporated in the State of Delaware in 1981.

CIGNA Corporation is a holding company and is not an insurance company.  Its subsidiaries conduct various businesses, which are described in our most recent Annual Report on Form 10-K.

CIGNA Corporation’s principal executive offices are located at Two Liberty Place, 1601 Chestnut Street, Philadelphia, PA 19192. Our telephone number is (215) 761-1000.

For additional information concerning CIGNA, please see our most recent Annual Report on Form 10-K and our other filings with the SEC.  See “Where You Can Find More Information.”

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or “free writing prospectus”, the net proceeds from the sale of the securities will be added to CIGNA’s general funds and used for general corporate purposes, including the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The senior debt securities are to be issued under an indenture (the “Senior Indenture”) entered into between CIGNA Corporation and U.S. Bank National Association, as trustee. The subordinated debt securities are to be issued under a separate indenture (the “Subordinated Indenture”) also between CIGNA Corporation and U.S. Bank National Association, as trustee. The junior subordinated debt securities are to be issued under a separate indenture (the “Junior Subordinated Indenture”) also between CIGNA Corporation and U.S. Bank National Association, as trustee.  The Senior Indenture, Subordinated Indenture and the Junior Subordinated Indenture are sometimes referred to individually as an “Indenture” or collectively as the “Indentures.”

We sometimes refer below to specific sections of one or more of the Indentures. When we do so, we indicate where you can find the relevant section in the Indentures by noting the section number in parentheses. When we do refer to specific sections contained in the Indentures or terms defined in the Indentures, including important terms, which we capitalize here, we use them in this prospectus in the same way we use them in the Indentures, and you should refer to the Indentures themselves for detailed, specific, legal descriptions. In this section, “Description of Debt Securities,” when we refer to “CIGNA,” we refer to CIGNA Corporation, not including its consolidated subsidiaries.

We have summarized some terms of the Indentures. The summary is not complete. The Indentures were filed as exhibits to the registration statement of which this prospectus is a part. You should read the Indentures for a complete statement of the provisions summarized in this prospectus and for provisions that may be important to you. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

Ranking

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsecured, unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.  The junior subordinated debt securities will have a junior position to all subordinated debt securities.

Because a significant part of our operations are conducted through subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers.

In addition, holders of the debt securities will have a junior position to claims of creditors against our subsidiaries, including policy holders, trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred shareholders, except to the extent that we are recognized as a creditor of our subsidiary. Any claims of CIGNA as the creditor of its subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

In addition to general state law restrictions on payments of dividends and other distributions to shareholders applicable to all corporations, HMOs and insurance companies, including some of CIGNA’s direct and indirect subsidiaries, are subject to further state regulations that, among other things, may require those companies to maintain certain levels of equity, and restrict the amount of dividends and other distributions that may be paid to CIGNA.

Terms of the Debt Securities to be Described in the Prospectus Supplement

The Indentures do not limit the amount of debt securities that we may issue under them. We may issue debt securities under the Indentures up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	whether the debt securities will be senior debt securities, subordinated debt securities or junior subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal will be payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	the interest payment dates and the record dates for interest payments;

•	our right, if any, to defer payment of interest and the maximum length of this deferral period;

•	any mandatory or optional redemption terms or prepayment or sinking fund provisions;

•	the place where we will pay principal, interest and any premium;

•	the currency or currencies, if other than the currency of the United States, in which principal, interest and any premium will be paid;

•	if other than denominations of $2,000 or multiples of $1,000, the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of global securities;

•	additional provisions, if any, relating to the discharge of our obligations under the debt securities;

•	whether the amount of payment of principal (or premium, if any) or interest, if any, will be determined with reference to one or more indices;

•	the portion of the principal amount of the debt securities to be paid upon acceleration of maturity thereof;

•	any authenticating or paying agents, registrars or other agents; and

•	other specific terms, including any additional events of default, covenants or warranties. (Section 301)

Events of Default and Notice Thereof

When we use the term “Event of Default” with respect to debt securities of any series we mean:

•	we fail to pay principal (including any sinking fund payment) of, or premium (if any) on, any debt security of that series when due;

•	we fail to pay interest, if any, on any debt security of that series when due and the failure continues for a period of 30 days;

•
in the case of senior debt securities or subordinated debt securities, we fail to perform in any material respect any covenant in an Indenture not specified in the previous two bullet points (other than a covenant included in an Indenture solely for the benefit of a different series of debt securities) and the failure to perform continues for a period of 90 days after receipt of a specified written notice to us; and

•	certain events of bankruptcy, insolvency, reorganization, receivership or liquidation of CIGNA. (Section 501)

An Event of Default with respect to debt securities of a particular series may not constitute an Event of Default with respect to debt securities of any other series of debt securities.

If an Event of Default under an Indenture occurs with respect to the debt securities of any series and is continuing, then the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities of that series may require us to repay immediately the entire principal amount (or, if the debt securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Outstanding Securities of that series; provided, however, that under certain circumstances the holders of a majority in aggregate principal amount of Outstanding Securities of that series may rescind or annul such acceleration and its consequences.  (Section 502)

Each of the Indentures contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care (Section 601), to be indemnified by the holders of debt securities before proceeding to exercise any right or power under that Indenture at the request of such holders. (Section 603) Subject to these provisions in the Indentures for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of each affected series then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  (Sections 512 and 513)

Each of the Indentures provides that the Trustee may withhold notice to the holders of the debt securities of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the debt securities to do so.  (Section 602)

Each of the Indentures provides that holders of at least 25% in aggregate principal amount of the Outstanding Securities of any series may seek to institute a proceeding with respect to the Indentures or for any remedy thereunder only after:

•	such holders have made a written request to the Trustee,

•	such holders have offered an indemnity reasonably satisfactory to the Trustee to institute a proceeding, and

•
the Trustee shall not have received from the holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507)

These limitations do not apply, however, to a suit instituted by a Holder of a debt security for enforcement of payment of the principal of (or premium, if any) or interest, if any, on or after the respective due dates expressed in such debt security. (Section 508)

Each of the Indentures contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indentures.  (Section 1007)

Modification and Waiver

Each of the Indentures (Section 901) provides that we, together with the Trustee, may enter into supplemental indentures without the consent of the holders of debt securities to:

•	evidence the assumption by another person of our obligations;

•	add covenants for the benefit of the holders of all or any series of debt securities;

•	add any additional Events of Default;

•	add or change an Indenture to permit or facilitate the issuance of debt securities in bearer form;

•
add to, change or eliminate a provision of an Indenture if such addition, change or elimination does not apply to a debt security created prior to the execution of such supplemental indenture or modify the rights of a Holder of any debt security with respect to such provision;

•	secure any debt security;

•	establish the form or terms of debt securities of any series;

•	evidence the acceptance of appointment by a successor Trustee;

•
add to any provision of an Indenture to the extent necessary to permit defeasance and discharge of any series of debt securities if such action does not adversely affect the interests of the holders of debt securities in any material respect;

•
cure any ambiguity or correct any inconsistency in an Indenture or make other changes, provided that any such action does not adversely affect the interests of the holders of debt securities of any affected series in any material respect; or

•	conform an Indenture to any mandatory provision of law.

Other amendments and modifications of an Indenture may be made with the consent of the holders of not less than a majority of the aggregate principal amount of each series of the Outstanding Securities affected by the amendment or modification.  However, no modification or amendment may, without the consent of the Holder of each Outstanding Security affected:

•	change the stated maturity of the principal of (or premium, if any) or any installment of principal or interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest rate, if any, on any such debt security or the principal amount due upon acceleration of an Original Issue Discount Security;

•	change the place or currency of payment of principal of (or premium if any) or the interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce the percentage of holders of debt securities necessary to modify or amend an Indenture;

•
in the case of the Subordinated Indenture and Junior Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities and junior subordinated debt securities respectively; or

•
modify the foregoing requirements or reduce the percentage of Outstanding Securities necessary to waive compliance with certain provisions of an Indenture or for waiver of certain defaults. (Section 902)

The holders of at least a majority of the aggregate principal amount of the Outstanding Securities of any series may, on behalf of all holders of that series, waive our required compliance with certain restrictive provisions of an Indenture and may waive any past default under an Indenture, except a default in the payment of principal, premium or interest or in the performance of certain covenants. (Section 513)

Limitations on Liens on Common Stock of Designated Subsidiaries

Each of the Indentures provides that so long as any of the debt securities issued under that Indenture remains outstanding, we will not, and we will not permit any of our Designated Subsidiaries to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the common stock of a Designated Subsidiary owned by us or by any of our Designated Subsidiaries, unless our obligations under the debt securities and, if we so elect, any other of our indebtedness ranking on a parity with, or prior to, the debt securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding and is so secured. (Section 1005)

“Designated Subsidiary” means Connecticut General Life Insurance Company and Life Insurance Company of North America, so long as it remains a Subsidiary, or any Subsidiary which is a successor of such Designated Subsidiary.  (Section 101)

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property and assets as, or substantially as, an entirety to any person unless:

•
the person formed by the consolidation or with or into which we are merged or the person that purchases our properties and assets as, or substantially as, an entirety is a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes CIGNA’s obligations on the debt securities under a supplemental indenture satisfactory to the Trustee;

•	immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing; and

•	a specified officers’ certificate and opinion of counsel are delivered to the Trustee. (Section 801)

Upon compliance with the foregoing provisions, the successor or purchaser will succeed to, and be substituted for CIGNA under the Indentures with the same effect as if such successor or purchaser had been the original obligor under the debt securities, and thereafter CIGNA will be relieved of all obligations and covenants under the Indentures and the debt securities. (Section 802)

Defeasance and Covenant Defeasance

If we deposit, in trust, with the Trustee (or other qualifying trustee), sufficient cash or specified government obligations to pay the principal of (and premium, if any) and interest and any other sums due on the scheduled due date for the debt securities of a particular series, then at our option and subject to certain conditions (including the absence of an Event of Default):

•	we will be discharged from our obligations with respect to the debt securities of such series (which we refer to in this prospectus as a “legal defeasance”), or

•
we will no longer be under any obligation to comply with the covenants described above under “Limitations on Liens on Common Stock of Designated Subsidiaries” and “Consolidation, Merger and Sale of Assets”, an Event of Default relating to any failure to comply with such covenants will no longer apply to us, and, for subordinated debt securities, the subordination provisions will no longer apply to us (which we refer to in this prospectus as a “covenant defeasance”).

If we exercise our legal defeasance option, payment of such debt securities may not be accelerated because of an Event of Default.  If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reference to the covenants from which we have been released or pursuant to Events of Default referred to above which are no longer applicable.  If we fail to comply with our remaining obligations with respect to such debt securities under an Indenture after we exercise the covenant defeasance option and such debt securities are declared due and payable because of the occurrence of any Event of Default, the amount of money and government obligations on deposit with the Trustee may be insufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Event of Default.  However, we will remain liable for such payments. (Section 1006)

Under current United States federal income tax laws, a legal defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss.  Unless accompanied by other changes in the terms of the debt securities, a covenant defeasance generally should not be treated as a taxable exchange. In order to exercise our defeasance options, we must deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for Federal income tax purposes.

Subordination of Subordinated and Junior Subordinated Debt Securities

Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated and junior subordinated debt securities.

The subordinated debt securities and junior subordinated debt securities will, to the extent set forth in the Subordinated Indenture and Junior Subordinated Indenture respectively, be subordinate in right of payment to the prior payment in full of all Senior Debt (as defined below) of CIGNA, including the senior debt securities. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of CIGNA, the holders of Senior Debt of CIGNA will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt of CIGNA before the holders of the subordinated debt securities or junior subordinated securities, as the case may be, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1301-02)

If the maturity of any subordinated debt securities or junior subordinated debt securities is accelerated, the holders of all Senior Debt of CIGNA outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon before the holders of subordinated debt securities or junior subordinated debt securities will be entitled to receive any payment upon the principal of (or premium, if any) or interest, if any, on the subordinated debt securities or junior subordinated debt securities, as the case may be. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

No payments on account of principal (or premium, if any) or interest, if any, in respect of the subordinated debt securities or junior subordinated debt securities may be made if there shall have occurred and be continuing.

•	a default in the payment of principal of (or premium, if any) or interest on Senior Debt of CIGNA, or

•
an event of default with respect to any Senior Debt of CIGNA resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default. (Subordinated Indenture and Junior Subordinated Indenture Section 1303)

“Debt” means (without duplication and without regard to any portion of principal amount that has not accrued and to any interest component thereof (whether accrued or imputed) that is not due and payable) with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•
every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	every capital lease obligation of such person; and

•
every obligation of the type referred to in the previous five bullets of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

With respect to either the subordinated debt securities or the junior subordinated debt securities, “Senior Debt” means with respect to any person the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such person to the extent that such claim for post-petition interest is allowed in such proceeding), on Debt of such person, whether incurred on or prior to the date of the Subordinated Indenture or Junior Subordinated Indenture, as the case may be, or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to the junior subordinated debt securities, as the case may be, or to other Debt of such person which is pari passu with, or subordinated to, the subordinated debt securities or the junior subordinated debt securities, as the case may be; provided, however, that Senior Debt with respect to the subordinated debt securities does not include the subordinated debt securities or junior subordinated debt securities; and provided further that Senior Debt with respect to the junior subordinated debt securities does not include the junior subordinated debt securities. (Subordinated Indenture and Junior Subordinated Indenture Section 101)

The Subordinated Indenture and Junior Subordinated Indenture do not limit or prohibit the incurrence of additional Senior Debt of CIGNA, which may include indebtedness that is senior to the subordinated and junior subordinated debt securities, but subordinate to other obligations of CIGNA. The senior debt securities, when issued, will constitute Senior Debt of CIGNA.

At June 30, 2009, the Company had $2.3 billion of Senior Debt, with respect to the subordinated debt securities, outstanding and no subordinated or junior subordinated debt securities outstanding.

The prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated and junior subordinated debt securities of a particular series.

Concerning our Relationship with the Trustee

U.S. Bank National Association, will act as Trustee under our Senior Indenture, Subordinated Indenture and our Junior Subordinated Indenture.  We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.

Governing Law

Each of the Indentures is governed by and shall be construed in accordance with the internal laws of the State of New York.

FORM OF DEBT SECURITIES

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the Trustee. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities.

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. (Sections 204 and 305) We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable Indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal (or premium, if any) and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither CIGNA nor the Trustee nor any agent of CIGNA or the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the global security or securities representing those securities. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the Trustee or relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

The Company is authorized to issue 600,000,000 shares of common stock, par value $0.25 per share, of which 272,704,706 shares were issued and outstanding at July 17, 2009.

Holders of common stock are entitled to receive such dividends as the board of directors of the Company may from time to time declare.  Payment of dividends on the common stock will at all times be subject to, among other things, prior satisfaction of dividend and sinking fund requirements, if any, of any series of preferred stock that may then be outstanding, and the availability of funds to the Company, which in turn may be subject to fixed payment obligations which the Company may incur in the future, and the ability of the Company's insurance subsidiaries to declare and pay dividends under applicable insurance regulatory requirements.  No shares of preferred stock are outstanding as of the date of this prospectus.

The Company's board of directors is divided into three classes, each elected for a term of three years.  Directors may be removed only for cause.  Holders of common stock have one vote per share and have no cumulative voting rights.  Subject to the rights of creditors and the liquidation preferences of holders of preferred stock, the holders of common stock are entitled to share ratably in the remaining assets of the Company in the event of its voluntary or involuntary liquidation or dissolution.  Holders of common stock have no preemptive rights.  All shares of common stock presently outstanding are, and all such shares to be issued pursuant to this prospectus will be, fully paid and nonassessable.

A majority vote of the outstanding common stock and any preferred stock entitled to vote, generally voting together as a single class, is required for the Company’s shareholders to amend, repeal or adopt any charter provision or bylaw provision, except as related to the number, qualifications, election and term of office of the Directors, where 80% vote of the outstanding capital stock of the Company is required.  Such provisions could inhibit a change of control in situations that the board of directors determines are not adequate or in the best interests of shareholders, or that do not meet specified fair price criteria and procedural conditions.  In some circumstances, some or all shareholders could be denied the opportunity to realize a premium over the then-prevailing market price for the shares.

Description of Preferred Stock

The Company's Restated Certificate of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, par value $1.00 per share.  No shares of preferred stock are outstanding as of the date of this prospectus The Company's preferred stock may be issued from time to time in one or more series, without shareholder approval, when authorized by the board of directors.  Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series.

Section 203 of the Delaware General Corporation Law

Section 203 of the Delaware General Corporation Law prohibits a defined set of transactions between a Delaware corporation, such as us, and an interested stockholder. An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision may prohibit business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder becomes an interested stockholder. The term business combination is broadly defined to include mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

This prohibition is effective unless:

•	the business combination is approved by the corporation’s board of directors prior to the time the interested stockholder becomes an interested stockholder;

•
the interested stockholder acquired at least 85% of the voting stock of the corporation, other than stock held by directors who are also officers or by qualified employee stock plans, in the transaction in which it becomes an interested stockholder; or

•	the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

In general, the prohibitions do not apply to business combinations with persons who were shareholders before we became subject to Section 203.

Special By-Laws Provisions

Our by-laws divide our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, may be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirors from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

Mellon Investor Services serves as the registrar and transfer agent for the common stock.

Stock Exchange Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “CI”.

PLAN OF DISTRIBUTION

General

Any of the securities being offered hereby and any accompanying prospectus supplement may be sold in any one or more of the following ways from time to time.

•	directly to purchasers;

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly to our shareholders; or

•	through a combination of any such methods of sale.

We may also issue the securities as a dividend or distribution to our shareholders.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, the respective amounts underwritten and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is being delivered to the public. If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of such securities will be obligated to purchase all such securities if any are purchased.

We may grant to the underwriters options to purchase additional securities, to cover over-allotments, if any, at the initial public offering price (with additional underwriting commissions or discounts), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

If a dealer is used in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and their terms of the transaction will be set forth in the prospectus supplement relating thereto.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. We may also offer securities through agents in connection with a distribution to our shareholders of rights to purchase such securities. The terms of any such sales will be described in the prospectus supplement relating thereto.

We may offer our equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Pursuant to any standby underwriting agreement entered into in connection with a subscription rights offering to our shareholders, persons acting as standby underwriters may receive a commitment fee for all securities underlying the subscription rights that the underwriter commits to purchase on a standby basis. Additionally, prior to the expiration date with respect to any subscription rights, any standby underwriters in a subscription rights offering to our shareholders may offer such securities on a when-issued basis, including securities to be acquired through the purchase and exercise of subscription rights, at prices set from time to time by the standby underwriters. After the expiration date with respect to such subscription rights, the underwriters may offer securities of the type underlying the subscription rights, whether acquired pursuant to a standby underwriting agreement, the exercise of the subscription rights or the purchase of such securities in the market, to the public at a price or prices to be determined by the underwriters. The standby underwriters may thus realize profits or losses independent of the underwriting discounts or commissions paid by us. If we do not enter into a standby underwriting arrangement in connection with a subscription rights offering to our shareholders, we may elect to retain a dealer-manager to manage such a subscription rights offering for us. Any such dealer-manager may offer securities of the type underlying the subscription rights acquired or to be acquired pursuant to the purchase and exercise of subscription rights and may thus realize profits or losses independent of any dealer-manager fee paid by us.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters, dealers and remarketing firms may be required to make in respect thereof.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under Regulation M. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the securities in connection with an offering of securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Unless otherwise specified in the applicable prospectus supplement, each series of securities, other than our common stock that is listed on the New York Stock Exchange, will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given as to the liquidity of, or activity in, the trading market for any of the securities.

Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries in the ordinary course of business.

The anticipated date of delivery of securities will be set forth in the applicable prospectus supplement relating to each offer.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of our debt securities, common stock, preferred stock, warrants, purchase contracts and units will be passed upon for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ERISA MATTERS

CIGNA and certain of its affiliates, including Connecticut General Life Insurance Company and Life Insurance Company of North America, may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” within the meaning of the Code, with respect to many employee benefit plans subject to Title I of ERISA or Section 4975 of the Code or entities deemed to hold the assets of such Plans (each, a “Plan”). Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if securities are acquired by a Plan with respect to which CIGNA or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a “qualified professional asset manager” or pursuant to any other available statutory, class or individual exemption.  In addition, certain governmental, church and non-U.S. plans are subject to federal, state, local or non-U.S. laws that are substantially similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Laws”).  Therefore, each purchaser or holder of the securities or any interest therein will be deemed to have represented by its purchase or holding thereof that either (i) it is not and is not using the assets of any Plan or any plan subject to Similar Laws or (ii) its purchase and holding of the securities or any interest therein will not constitute or result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in a similar violation of Similar Laws.

Any Plan or plan subject to Similar Laws proposing to invest in the securities should consult with its legal counsel.  The sale of the securities offered hereunder to any Plan or plan subject to Similar Laws is in no respect a representation by CIGNA or any of its affiliates that such an investment is appropriate for or meets all relevant legal requirements with respect to investments by any such Plan or plan subject to Similar Laws generally or any particular Plan or plan subject to Similar Laws.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table lists the expenses expected to be incurred by CIGNA in connection with the issuance and distribution of securities registered under this registration statement.

SEC registration fee	$(1)
Accounting fees and expenses (2)	120,000
Legal fees and expenses (2)	150,000
Printing, distribution and engraving expenses (2)	60,000
Trustee fees and expenses (2)	20,000
Rating Agency fees (2)	500,000
Miscellaneous expenses, including Listing Fees (2)	50,000
Total	$900,000

(1)  Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.  SEC registration fees are determined based upon the aggregate initial offering price of the securities being offered from time to time.  As of the date of this registration statement, the Section 6(b) fee rate applicable to the registration of securities is $55.80 per million.

(2)  Estimated.  Actual amounts to be determined from time to time.

Item 15.  Indemnification of Directors and Officers.

Under Section 145 of the Delaware Corporation Law, the Company is empowered to indemnify its directors and officers in the circumstances therein provided.

Under Article VI of its by-laws, the Company will indemnify any director or officer of the Company, as well as any other person who is or was a director, officer or employee of the Company or any of its subsidiaries who serve as directors or officers of any other entity at the request of the Company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding (other than an action by or in the right of the Company), against expenses (including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person).

The Company is insured against liabilities which it may incur by reason of Article VI of its by-laws.  In addition, directors and officers of the Company, as well as any other persons who serve as directors or officers of any other entity at the request of the Company, are insured, at the Company’s expense, against liabilities which might arise against such persons in any such capacity, whether or not the Company would have the power to indemnify such persons against such liability under the provisions of Article VI.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits:

Exhibit Number	Description
4.1	Form of Senior Debt Indenture.
4.2	Form of Subordinated Debt Indenture.
4.3	Form of Junior Subordinated Debt Indenture.
4.4	Specimen Common Stock Certificate.

5	Opinion of Davis Polk & Wardwell LLP.
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges, incorporated herein by reference to Exhibit 12 to CIGNA’s Quarterly Report on Form 10-Q filed on July 30, 2009.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5 to this Registration Statement).
24	Powers of Attorney (included on the Signature Page).
25(a)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.
25(b)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.
25(c)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Junior Subordinated Debt Indenture.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffereing thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d) The undersigned registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Pennsylvania, on August 10, 2009.

CIGNA CORPORATION
By:	/s/ Annmarie T. Hagan
Annmarie T. Hagan
Executive Vice President and Chief Financial Officer

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, officers and/or directors of CIGNA Corporation, a Delaware corporation (“CIGNA”), hereby makes, designates, constitutes and appoints CAROL ANN PETREN and NICOLE S. JONES, and each of them (with full power to act without the other), as the undersigned’s true and lawful attorneys-in-fact and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of any amendment to this Registration Statement, with all exhibits thereto, and all other documents in connection therewith, and all amendments (including post-effective amendments) thereto pertaining to offerings by CIGNA of debt securities, preferred stock, common stock and, to the extent included in such registration statement, warrants, purchase contracts, units that may include any of the above securities or securities of other entities, or any combination thereof, including, without limitation, a registration statement on Form S-3 and a registration statement under Rule 415 of the Securities Act.

Such attorneys-in-fact and agents, or any of them, are also hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such registration statements, registrations, amendments, exhibits, qualifications and notifications, and to execute and deliver any and all such other documents, and to take further action as they, or any of them, deem appropriate. The powers and authorities granted herein to such attorneys in-fact and agents, and each of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as his or her own act and deed, all action lawfully taken by such attorneys-in-fact and agents, or any of them, or by their respective substitutes, pursuant to the powers and authorities herein granted. This Power of Attorney expires by its terms and shall be of no further force and effect on August 10, 2012.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of August 10, 2009.

Signature	Title
/s/ H. Edward Hanway
H. Edward Hanway	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Annmarie T. Hagan
Annmarie T. Hagan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Mary T. Hoeltzel
Mary T. Hoeltzel	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Robert H. Campbell
Robert H. Campbell	Director
/s/ Isaiah Harris, Jr.
Isaiah Harris, Jr.	Director
/s/ Jane E. Henney, M.D.
Jane E. Henney, M.D.	Director
/s/ Peter N. Larson
Peter N. Larson	Director
/s/ Roman Martinez IV
Roman Martinez IV	Director
/s/ John M. Partridge
John M. Partridge	Director
/s/ James E. Rogers
James E. Rogers	Director
/s/ Carol Cox Wait
Carol Cox Wait	Director
/s/ Eric C. Wiseman
Eric C. Wiseman	Director

/s/ Donna F. Zarcone
Donna F. Zarcone	Director
/s/ William D. Zollars
William D. Zollars	Director

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Form of Senior Debt Indenture.
4.2	Form of Subordinated Debt Indenture.
4.3	Form of Junior Subordinated Debt Indenture.
4.4	Specimen Common Stock Certificate.
5	Opinion of Davis Polk & Wardwell LLP.
12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges, incorporated herein by reference to Exhibit 12 to CIGNA’s Quarterly Report on Form 10-Q filed on July 30, 2009.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5 to this Registration Statement).
24	Powers of Attorney (included on the Signature Page).
25(a)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Senior Debt Indenture.
25(b)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Subordinated Debt Indenture.
25(c)	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Junior Subordinated Debt Indenture.